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                                                                    EXHIBIT 21.1

                            NEXTERA ENTERPRISES, INC.
                              LIST OF SUBSIDIARIES


                                                           JURISDICTION OF
                                                           ORGANIZATION OR
                  NAME                                      INCORPORATION
                  ----                                     ---------------

The Alexander Corporation Limited                           United Kingdom
Nextera Business Performance Solutions Group, Inc.          Massachusetts
Cranberry Hill Capital, L.L.C.                              Delaware
Critias, Inc.                                               Delaware
Lexecon Inc.                                                Illinois
Pyramid Imaging, Inc.                                       California
Scanada, Inc.                                               Delaware
Sibson Canada Co.                                           Nova Scotia, Canada
Sibson International, LLC                                   Delaware
Sibson & Company, LLC                                       Delaware
Sibson UK Limited                                           United Kingdom
Timaeus, Inc.                                               Delaware
Neonext LLC                                                 Delaware
ERG Acquisition Corp.                                       Delaware
CE Acquisition Corp.                                        Delaware
Nextera Interactive, Inc.                                   Delaware
NetNext, Inc.                                               Delaware
Lexecon Strategy Group, Inc.                                Delaware
Sibson AP LLC                                               Delaware
Sibson UK Holdings Limited                                  United Kingdom
Next Universe, Inc.                                         Delaware